    As filed with the Securities and Exchange Commission on June 11, 1999
                                             Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                       BEI MEDICAL SYSTEMS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                             71-0455756
        --------------------------      ------------------------------------
         (State of Incorporation)       (I.R.S. Employer Identification No.)


                               100 HOLLISTER ROAD
                          TETERBORO, NEW JERSEY 07608
                    (Address of principal executive offices)


                         AMENDED 1987 STOCK OPTION PLAN
                           1992 RESTRICTED STOCK PLAN
                           (Full title of the plans)



                                 THOMAS W. FRY
                  VICE PRESIDENT, FINANCE AND ADMINISTRATION,
                            TREASURER AND SECRETARY
                       BEI MEDICAL SYSTEMS COMPANY, INC.
                               100 HOLLISTER ROAD
                          TETERBORO, NEW JERSEY 07608
                                 (201) 727-4900
                     (Name, address, including zip code,
       and telephone number, including area code, of agent for service)


                         ----------------------------

                                   Copies to:
                            CHRISTOPHER A. WESTOVER
                              VIRGINIA C. EDWARDS
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                            SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                         ----------------------------


                                                                    Page 1 of 24
                                                         Exhibit Index at Page 6

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
=================================================================================================================
                                           Proposed Maximum       Proposed Maximum
Title of Securities      Amount to be      Offering Price Per     Aggregate Offering          Amount of
 to be Registered         Registered            Share (1)              Price (1)          Registration Fee
-----------------------------------------------------------------------------------------------------------------
Shares of Common
Stock, par value
$.001 per share,
reserved for                500,000             $1.141                 $570,500.00            $158.60
future grant under
the Amended 1987
Stock Option Plan
=================================================================================================================
Shares of Common
Stock, par value
$.001 per share,
reserved for                200,000             $1.141                 $228,200.00            $ 63.44
future issuance
under the 1992
Restricted Stock
Plan
=================================================================================================================

Totals:                     700,000             $1.141                 $798,700.00            $222.04

=================================================================================================================

================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the closing sales price of Registrant's Common Stock on June 7, 1999 as reported on the NASDAQ National Market System.

================================================================================

                   INCORPORATION BY REFERENCE OF CONTENTS OF
          REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-31459, 33-46766
                                 AND 333-64155


     The contents of Registration Statements on Form S-8 Nos. 33-31459 and 33-46766 filed with the Securities and Exchange Commission on October 11, 1989 (as amended October 30, 1989), March 27, 1992 and September 24, 1998, respectively, are incorporated by reference herein with such modifications as are set forth below.

     Amendments to the 1987 Incentive Stock Option Plan (the "Incentive Plan") and 1987 Supplemental Stock Option Plan (the "Supplemental Plan") by the Board in December 1989 and January 1997, approved by the stockholders in February 1990 and March 1997, respectively, combined the Incentive Plan and the Supplemental Plan into one plan, changed its name to the Amended 1987 Stock Option Plan (the "Amended Plan"), increased the number of shares of the Company's Common Stock authorized for issuance from 900,000 shares to 1,350,000 shares, allowed for the issuance of both incentive stock options and nonstatutory stock options, allowed stock options to be granted to consultants, extended the term of the Amended Plan to January 15, 2007, made changes to the Amended Plan in response to the requirements of Code Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and made conforming changes to the Amended Plan in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     In November 1997, the Board approved an amendment to the Amended Plan, approved by the stockholders in March 1998, to enhance the flexibility of the Board and the Compensation Committee in granting of stock options to the Company's employees and to increase the number of shares authorized for issuance under the Amended Plan from a total of 1,350,000 shares to 1,600,000 shares.

     In January 1997, the Board approved an amendment to the 1992 Restricted Stock Plan (the "Restricted Plan"), approved by the stockholders in March 1997, to increase the number of shares authorized for issuance under the Restricted Plan from a total of 350,000 to 700,000 shares.

     In January 1999, the Board approved an amendment to the Amended Plan, approved by the stockholders in March 1999, to increase the number of shares authorized for issuance under the Amended Plan from a total of 1,600,000 to 2,100,000 shares.

     In January 1999, the Board approved an amendment to the Restricted Plan, approved by the stockholders in March 1999, to increase the number of shares authorized for issuance under the Restricted Plan from a total of 700,000 to 900,000 shares.


                                    EXHIBITS

Exhibit
Number
------

 5.1            Opinion of Cooley Godward LLP

23.1            Consent of Ernst & Young LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24              Power of Attorney is contained on the signature pages

99.1            Amended 1987 Stock Option Plan, as amended

99.2            1992 Restricted Stock Plan, as amended

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Teterboro, State of New Jersey, on May 31, 1999.


                                        BEI MEDICAL SYSTEMS COMPANY, INC.



                                        By:  /s/ Richard W. Turner
                                            --------------------------
                                            Title: President and
                                            Chief Executive Officer


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Turner and Thomas W. Fry, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                               Title                                        Date
---------                                               -----                                        ----

/s/ Charles Crocker                                     Chairman of the Board                        May 29, 1999
-----------------------------------------------
(Charles Crocker)


/s/ Richard W. Turner                                   President and Chief Executive Officer        May 31, 1999
-----------------------------------------------         (Principal Executive Officer)
(Richard W. Turner)

Signature                                               Title                                           Date
---------                                               -----                                           ----
/s/ Thomas W. Fry                                       Vice President, Finance and                     May 31, 1999
-----------------------------------------------         Administration, Treasurer and Secretary
(Thomas W. Fry)                                         (Principal Financial and Accounting
                                                        Officer)


-----------------------------------------------
(Gary D. Wrench)                                        Director                                        June ___, 1999


/s/ Dr. Ralph M. Richart                                Director                                        May 30, 1999
-----------------------------------------------
(Dr. Ralph M. Richart)


/s/ Dr. Lawrence A. Wan                                 Director                                        May 31, 1999
-----------------------------------------------
(Dr. Lawrence A. Wan)

                                 EXHIBIT INDEX


Exhibit
                                                                                                               Sequential Page
Number                                             Description                                                     Number
------                                             -----------                                                 ---------------
  5.1                Opinion of Cooley Godward LLP

 23.1                Consent of Ernst & Young LLP

 23.2                Consent of Cooley Godward LLP is contained in Exhibit 5 to this
                     Registration Statement

 24                  Power of Attorney is contained on the signature pages

 99.1                Amended 1987 Stock Option Plan

 99.2                1992 Restricted Stock Plan